77Q1(e)


Amendment No. 1 to Restated Management
Agreement between American Century Municipal
Trust and American Century Investment
Management, Inc., effective as of April 10, 2017
(filed electronically as Exhibit d2 to Post-Effective
Amendment No. 74 to the Registration Statement of the Registrant on April 7, 2017, File No. 002-91229, and incorporated herein by reference.)